Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.

             Void after 5:00 P.M. New York City time on the last day
                of the Exercise Period, as defined in the Warrant

                          COMMON STOCK PURCHASE WARRANT
                                       OF
                          IR BIOSCIENCES HOLDINGS, INC.

      This is to certify that, FOR VALUE RECEIVED, ________________________ ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from IR BioSciences Holdings, Inc., a Delaware corporation (the "COMPANY"), at an exercise price per share of $.50, subject to adjustment as provided in this Warrant (the "WARRANT EXERCISE PRICE"), __________________ (___________) shares of common stock, par value $0.001 per share ("COMMON STOCK"). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "WARRANT SHARES."

      1. ISSUANCE OF WARRANT. This Warrant is being issued pursuant to that certain Subscription Agreement between the Company and the Holder (the "SUBSCRIPTION AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Subscription Agreement. In addition, the following terms have the meanings set forth below:

         "CLOSING PRICE" means, as of any date, the last trading price for the Common Stock as reported by the NASD OTC Bulletin Board, or other principal exchange or electronic trading system on which the shares of Common Stock are quoted or traded.

         "COMMON STOCK PURCHASE PRICE," shall mean a price equal to the lower of 75% of the 5-day average of the closing bid price of the shares of Common Stock on the OTC Bulletin Board prior to the initial closing of the Placement (the "INITIAL CLOSING") or any subsequent closing of the Placement as contemplated hereby (each, a "SUBSEQUENT CLOSING" and together with the Initial Closing, each, a "CLOSING" and collectively, the "CLOSINGS"), with a floor on the Common Stock Purchase Price equal to $0.16) and a ceiling on the Common Stock Purchase Price equal to $0.30), as adjusted to reflect forward and reverse stock splits. If one or more Subsequent Closings occurs, the Common Stock Purchase Price, for purposes of such Subsequent Closing, shall be no greater than the lesser of: (i) lowest Common Stock Purchase Price determined at any prior Closing or (ii) the Common Stock Purchase Price determined for such Subsequent Closing.

         "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

         "EXERCISE PERIOD" shall mean the period commencing on the date hereof and ending at timeHour17Minute05 p.m., Eastern Time on ___________, 2011.

         "PERMITTED ISSUANCES" shall mean (i) Common Stock issued pursuant to a stock split or subdivision, (ii) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company at the then fair market value, (iii) capital stock, debt instruments convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company, and (iv) Common Stock issued or issuable upon conversion of the Warrants or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of September 6, 2006.

         "PLACEMENT" means the private placement by the Company of up to $7,500,000 worth of Units consisting of shares of the Company's Common Stock and Warrants, including this Warrant.

      2. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time from the date hereof until the end of the
Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Warrant Exercise Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 6 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, all issuances of Common Stock shall be rounded up to the nearest whole share.

         3. RESERVATION OF SHARES/FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         6. ANTI-DILUTION PROVISIONS. The Warrant Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows and the Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event:

         (a) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

            (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

            (ii) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (ii) the Warrant Exercise Price(s) shall be adjusted to equal
(A) the Warrant Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

         (b) CERTAIN OTHER DISTRIBUTIONS AND ADJUSTMENTS.

            (i) If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

               (A) cash,

               (B) any evidences of its indebtedness, any shares of its stock or
any  other  securities  or  property  of  any  nature   whatsoever  (other  than
Convertible Securities or shares of Common Stock), or

               (C) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised this Warrant.

            (ii) A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and in such event Holder shall be entitled to receive such distribution as if Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a).

         (c) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

            (i) If, at any time prior to the first anniversary of the final Closing (as defined in the Subscription Agreement), the Company shall issue or sell any shares of Common Stock in exchange for consideration in an amount per share of Common Stock less than the lowest Common Stock Purchase Price calculated for any Closing (the "DISCOUNTED PRICE," each such sale or issuance a "DISCOUNTED PRICE TRANSACTION" and the number of shares sold or issued in such Discounted Price Transaction the "DISCOUNTED SALE VOLUME") other than Permitted Issuances, then (A) the Warrant Exercise Price then in effect shall be adjusted so that it shall equal the price determined by multiplying the Warrant Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the sum of money raised in the Placement plus the sum of money raised in all Subsequent Discounted Price Transactions, and of which the denominator shall be the sum of money raised in the Placement plus the sum of money equal to the product of the cumulative Discounted Sale Volumes of all Discounted Price Transactions and such Common Stock Purchase Price, and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Warrant Exercise Price in effect immediately prior to such Discounted Price Transaction by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Discounted Price Transaction and dividing the product thereof by the Warrant Exercise Price resul1ting from the adjustment made pursuant to clause (A) above.

            (ii) The provisions of paragraph (i) of this Section 6(c) shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 6(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d) or Section 6(e).

         (d) ISSUANCE OF WARRANTS OR OTHER RIGHTS.

            (i) If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Common Stock Purchase Price, then the number of shares for which this Warrant is exercisable and the Warrant Exercise Price shall be adjusted as provided in
Section 6(c) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall be deemed to have received all the consideration payable therefor, if any, as of the date of issuance of such warrants or other rights. No further adjustment of the Warrant Exercise Price(s) shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

            (ii) If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be equal to or more than the Common Stock Purchase Price, but less than the Warrant Exercise Price, then the Warrant Exercise Price shall be adjusted downward to match the exercise price of such new warrants or other rights.

         (e) ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Common Stock Purchase Price, then the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. If any issue or sale of Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price have been or are to be made pursuant to Section 6(d), no further adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price shall be made by reason of such record, issue or sale.

         (f) SUPERSEDING ADJUSTMENT. If at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price(s) shall have been made pursuant to Section 6(d) or
Section 6(e) as the result of any issuance of warrants, rights or Convertible Securities,

            (i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

            (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a re-computation shall be made of the effect of such rights or options or other Convertible Securities on the basis of:

               (A) treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

               (B) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price(s) shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         (g) No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 6(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6(g) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (h) The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this Section 6.

         (i) In the event that at any time, as a result of an adjustment made pursuant to Section 6(a), (b) or (c) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through (h), inclusive, of this Warrant.

         (j) Notwithstanding the foregoing, no adjustment shall be effected due to, or as a result of, any Permitted Issuances.

         (k) OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 6, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

      7. REGISTRATION RIGHTS. The Holder of this Warrant shall be entitled to the registration rights as described in Exhibit A to the Subscription Agreement entered into between the Company and the original holder of this Warrant and the Company's Private Placement Memorandum dated as of September 7, 2006.

      8. OFFICER'S CERTIFICATE. Whenever the Warrant Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Warrant Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be forwarded to Holder as provided in Section 13.

      9 NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock, or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company's Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (4) if the Company shall file a registration statement under the Securities Act of 1933, as amended (the "ACT"), on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten days prior to the date specified in clauses (1), (2), (3) or (4), as the case may be, of this Section 9 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or (iii) such registration statement is to be filed with the SEC.

      10. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by the Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 3 regarding the increase in the number of shares of Warrant Shares potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of Section 6 of this Warrant.

      11. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Shares or any oth er security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

         (i) to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 11 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

         (ii) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

      12. GOVERNING LAW; JURISDICTION. The corporate laws of the State of placeStateDelaware shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of StateplaceDelaware without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered VIA facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered VIA facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

    If to the Company:          IR BioSciences Holdings, Inc.
                                4021 N. 75th Street, Suite 201
                                Scottsdale, Arizona 85251
                                Attn: ______________________
                                Tel: _________; Fax: _______

         If to the Holder To the Address Set Forth In the Records of the Company

    With copies to:             Joseph Stevens & Company, Inc.
                                59 Maiden Lane
                                New York, N.Y. 10038
                                Facsimile No.: (212) 361-3333
                                Attn:  Joseph Sorbara

      14. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

         IN WITNESS WHEREOF, this Warrant has been duly executed as of __________ ___, 2006.


                                            IR BIOSCIENCES HOLDINGS, INC.


                                            By: ________________________________
                                                Name:
                                                Address:

                                  PURCHASE FORM
                                  -------------


                         Dated: _______________, 20_____

      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of $___________ in payment of the actual exercise price thereof.
Schedule 1 attached hereto specifies the Warrant Shares from which the shares of Common Stock are being purchased and the Warrant Exercise Price(s) for such shares.

                     ______________________________________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------

Name:________________________________________________________________
          (Please typewrite or print in block letters)



Signature:___________________________________________________________



Social Security or Employer Identification No.:______________________

                                 ASSIGNMENT FORM
                                 ---------------

      FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfer unto:

Name:__________________________________________________________________
             (Please typewrite or print in block letters)

Address:_______________________________________________________________

Social Security or Employer Identification No.:________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney to transfer the same on the books of the Company with full power of substitution.

         Dated: _________________, 200_.


                                      Signature:________________________________

Signature Guaranteed:

___________________________________